    As filed with the Securities and Exchange Commission on January 14, 2000
                                                    Registration No. 333-89915-2
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                   AT&T Corp.
             (Exact name of registrant as specified in its charter)

           New York                         4811                        13-4924710
(State or other jurisdiction of (Primary Standard Industrial  (IRS Employer Identification No.)
incorporation or organization)  Classification Code Number)

                                 ------------------------


            32 Avenue of the Americas, New York, New York 10013-2412 (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 ------------------------


                                 Marilyn J. Wasser, Esq.
                             Vice President-Law and Secretary
                                        AT&T Corp.
                                  295 North Maple Avenue
                             Basking Ridge, New Jersey 07920
                                      (908) 221-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             Copies of all communications to:

    David M. Silk, Esq.          Elizabeth M. Markowski, Esq.                Kent Coit, Esq.
Wachtell, Lipton, Rosen & Katz       Baker Botts, L.L.P.         Skadden, Arps, Slate, Meagher & Flom LLP
   51 West 52nd Street              599 Lexington Avenue                   One Beacon Street
  New York, New York 10019         New York, New York 10022            Boston, Massachusetts 02108
     (212) 403-1000                    (212) 705-5000                        (617) 573-4800

                                 ------------------------

      Approximate date of commencement of proposed sale to the public: as promptly as practicable after this Registration Statement becomes effective.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is complieance with General Instruction G, check the following box. o

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|

================================================================================

Item 21.  Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No. Document Description
----------- --------------------

2.01 Amended and Restated Agreement and Plan of Merger, dated as of October 28, 1999, by and among the Registrant, A-Group Merger Corp., Liberty Media Corporation ("Liberty") and The Associated Group, Inc. ("Associated Group") (included as Appendix A to the Proxy Statement/Prospectus). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.*
2.02 Voting Agreement, dated as of May 28, 1999, among the Registrant, Liberty and certain stockholders of Associated Group (incorporated by reference to Exhibit 10.1 to the Current Report on Schedule 13D filed by Liberty on June 10, 1999 with respect to Associated Group).*
4.01 No instrument which defines the rights of holders of long term debt, of the Registrant and all of its consolidated subsidiaries, is filed herewith pursuant to Regulation S-K, Item 601(b)(4)(iii)(A). Pursuant to this regulation, the Registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.
5.01 Opinion of Robert S. Feit, General Attorney and Assistant Secretary of the Registrant, as to the legality of the securities being registered.*
8.01 Opinion of Baker & Botts, L.L.P. as to certain U.S. federal income tax matters.
8.02 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain U.S. federal income tax matters.
23.01       Consent of Robert S. Feit (included in Exhibit 5.01).*
23.02 Consent of Salomon Smith Barney Inc. (included in Appendix B to the Proxy Statement/Prospectus).*
23.03       Consent of PricewaterhouseCoopers LLP.*
23.04       Consent of Ernst & Young LLP.*
23.05       Consent of KPMG Cardenas Dosal, S.C.*
23.06       Consent of KPMG LLP.*
23.07       Consent of KPMG LLP.*
23.08       Consent of Arthur Andersen LLP.*
23.09       Consent of Baker and Botts, L.L.P. (included in Exhibit 8.01).
23.10       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
            Exhibit 8.02).
24.01       Powers of attorney.*
99.01 Form of Proxy Cards to be used in connection with the Special Meeting of Stockholders of Associated Group.*

-----------------------
* Previously filed.

                                  Signatures

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 14, 2000.

                                    AT&T CORP.

                                    By:   /s/ MARILYN J. WASSER
                                       ------------------------
                                          Marilyn J. Wasser
                                          Vice President--Law and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                                 Capacity
            ---------                                 --------

      Principal Executive Officer:
      ----------------------------

      C. Michael Armstrong*              Chairman and Chief Executive Officer

      Principal Financial Officer:
      ----------------------------

      Daniel E. Somers*                  Senior Executive Vice President and
                                         Chief Financial Officer

      Principal Accounting Officer:
      -----------------------------

      Nicholas S. Cyprus*                Vice President, Controller and Chief
                                         Financial Officer
      Directors:
      ----------

      C. Michael Armstrong*
      Kenneth T. Derr*
      M. Kathryn Eickhoff*
      Walter Y. Elisha*
      George M.C. Fisher*
      Donald V. Fites*
      Amos B. Hostetter, Jr.*
      Ralph S. Larsen*
      John C. Malone*
      Donald F. McHenry*
      Michael I. Sovern*
      Sanford I. Weill*
      Thomas H. Wyman*
      John D. Zeglis*

*By:  /s/ MARILYN J. WASSER
    -----------------------
      Marilyn J. Wasser
      (Attorney-in-Fact)
      January 14, 2000

                                 EXHIBIT INDEX

Exhibit No. Document Description                                                   Page No.
----------- --------------------                                                   --------
2.01        Amended and Restated Agreement and Plan of Merger, dated as of
            October 28, 1999, by and among the Registrant, A-Group Merger Corp.,
            Liberty Media Corporation ("Liberty") and The Associated Group, Inc.
            ("Associated Group") (included as Appendix A to the Proxy
            Statement/Prospectus). The Registrant agrees to furnish
            supplementally a copy of any omitted schedule or exhibit to the
            Commission upon request.*
2.02        Voting Agreement, dated as of May 28, 1999, among the Registrant,
            Liberty and certain stockholders of Associated Group (incorporated by reference to Exhibit 10.1 to the Current Report on Schedule 13D
            filed by Liberty on June 10, 1999 with respect to Associated
            Group).*
4.01        No instrument which defines the rights of holders of long term debt, of the Registrant and all of its consolidated subsidiaries, is filed herewith pursuant to Regulation S-K, Item 601(b)(4)(iii)(A).
            Pursuant to this regulation, the Registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.
5.01        Opinion of Robert S. Feit, General Attorney and Assistant Secretary
            of the Registrant, as to the legality of the securities being registered.*
8.01        Opinion of Baker & Botts, L.L.P. as to certain U.S. federal income tax matters.
8.02        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain
            U.S. federal income tax matters.
23.01       Consent of Robert S. Feit (included in Exhibit 5.01).*
23.02       Consent of Salomon Smith Barney Inc. (included in Appendix B to the
            Proxy Statement/Prospectus).*
23.03       Consent of PricewaterhouseCoopers LLP.*
23.04       Consent of Ernst & Young LLP.*
23.05       Consent of KPMG Cardenas Dosal, S.C.*
23.06       Consent of KPMG LLP.*
23.07       Consent of KPMG LLP.*
23.08       Consent of Arthur Andersen LLP.*
23.09       Consent of Baker and Botts, L.L.P. (included in Exhibit 8.01).
23.10       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
            Exhibit 8.02).
24.01       Powers of attorney.*
99.01       Form of Proxy Cards to be used in connection with the Special
            Meeting of Stockholders of Associated Group.*

-----------------------
* Previously filed.